Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT (“Agreement”), dated as of this 7th day of April, 2017, is by and between Yubao Liu, an individual ("PURCHASER"), and Ben William Wong, an individual (“SELLER”) (collectively, the “PARTIES”).

RECITALS

WHEREAS, The Seller is the owner of 5,000,000 restricted shares of preferred stock of Ionix Technology, Inc., a Nevada corporation (“IINX”);

WHEREAS, SELLER desires to sell to PURCHASER, and PURCHASER seeks to purchase from SELLER, in a private transaction a total of 5,000,000 shares of Ionix Technology, Inc. Preferred Stock (the “Shares”);

WHEREAS, subject to the terms of this Agreement, PURCHASER has agreed to purchase the Shares from SELLER, an affiliate (10% or greater shareholder) of IINX, in exchange for Five Million (Chinese Yuan) ¥5,000,000;

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the PARTIES hereto as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

1.1          Sale of the Shares. Upon the Closing of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall sell to PURCHASER, and PURCHASER shall purchase from SELLER, the Shares.

1.2          The Closing. The Closing of this transaction for the Shares of Preferred Stock being purchased will occur when documentation necessary to effectuate the transfer of the Shares, including but not limited to a fully executed stock power with a medallion signature guarantee and the consideration and receipt set forth in Appendix 1, have been delivered to the Seller (the “Closing”). If the Closing of this transaction does not occur on or before April 30, 2017, then either party may terminate this Agreement upon written notice.

1.3          Consideration and Payment for the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at Closing, PURCHASER shall pay to SELLER Five Million (Chinese Yuan) ¥5,000,000 either by check or by wire transfer.

Stock Purchase Agreement

ARTICLE 2
REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

2.1          SELLER hereby represents and warrants that:

(a)          SELLER originally acquired the Shares for SELLER’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part.

(b)          SELLER has good and marketable right, title, and interest (legal and beneficial) in and to all of the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. At Closing, PURCHASER will acquire good and marketable title to the Shares, free and clear of all liens, pledges, security interests, charges, claims, equity, or encumbrances of any kind.

(c)          SELLER has all necessary power and authority to execute, deliver, and perform SELLER’S obligations under this Agreement and all agreements, instruments, and documents contemplated hereby and to sell and deliver the Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of the SELLER.

(d)          SELLER is, or has been during the past ninety (90) days, an officer, director, 10% or greater shareholder or "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the United States Securities Act of 1933, as amended (the "Securities Act")

(e)          The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by SELLER of, or constitute a default by the SELLER under, any agreement, law, regulation, instrument, decree, judgment or order to which SELLER is a party or by which SELLER may be bound.

2.2          PURCHASER represents and warrants to SELLER as follows:

(a)          PURCHASER has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by SELLER of the size contemplated.

(b)          PURCHASER is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933 (the “Act”). PURCHASER, either alone or with PURCHASER’s professional advisers, has sufficient knowledge and experience in financial and business matters that PURCHASER is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto and has the capacity to protect PURCHASER’s own interests in connection with PURCHASER’s proposed investment in the Shares.

(c)          PURCHASER is acquiring the Shares solely for PURCHASER’S own account as principal, for investment purposes only and not with a view to the resale or dis-tribution thereof.

Stock Purchase Agreement

(d)          PURCHASER acknowledges that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or unless PURCHASER obtains written consent from IINX and complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(e)           PURCHASER acknowledges that the shares are “restricted securities” and therefore the certificate(s) representing the same shall contain the following legend describing the transfer limitations:

THE SHARES OF STOCK REPRESENTED BY THIS STOCK CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

(f)           PURCHASER acknowledges that IINX is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any shares of Common Stock or Preferred Stock of IINX or to cause or permit such shares of Common Stock or Preferred Stock to be transferred in the absence of any such registration or exemption.

(g) PURCHASER has had the opportunity to ask questions of the SELLER and IINX and has received additional information to the extent that the SELLER or IINX possessed such information, necessary to evaluate the merits and risks of any investment in IINX. Further, the PURCHASER has been given: (1) All material books, records, documents, correspondence, and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all reports filed with the Securities and Exchange Commission; and, (4) an opportunity to question the appropriate executive officers of IINX; and

(f) The PURCHASER agrees not to engage in hedging transactions with regard to the Purchased Shares accept in compliance with the Securities Act.

Stock Purchase Agreement

ARTICLE 3
MISCELLANEOUS

3.1          Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the PARTIES hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

3.2          Waiver and Amendment.  Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof.  The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

3.3          Termination.  In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Seller have failed to comply with all material terms of this Agreement has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

3.4          Choice of Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5          Arbitration. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Orange County, California in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

3.6          Indemnification.  From and after the Closing, the parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

Stock Purchase Agreement

3.7          Indemnification Non-Exclusive    The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

3.8          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

3.9          Further Action.  Each party hereto agrees to execute any additional documents and to take any further actions as may be necessary or desirable in order to implement the transaction contemplated by this Agreement.

3.10          Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision, but this Agreement will be reformed, construed, and enforced in as if such invalid, illegal, or unenforceable provision had never been contained herein.

3.11          Expenses; Attorney’s Fees. Each of the Company and the Sellers shall bear their own expenses in connection with the drafting negotiations, execution, and delivery of this Agreement and the consummation of the transaction contemplated hereby. In the event any Party hereto shall commence legal proceeding against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition or this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its cost of suit, including reasonable attorney’s fees, as may be fixed by the court.

3.12          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, if sent during normal business hours of the recipient, or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section).

SIGNATURE PAGE FOLLOWS

Stock Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written above.

SELLER

/s/Ben Wong
By: Ben William Wong

Address: Unit 1, 11 Floor, Block 1, Phase 5, Xigang Bayi No. 117, Dalian City, Liaoning Province, China

PURCHASER

/s/ Yubao Liu
Name: Yubao Liu

Address: No.122, Zu 9, Hongguang Community, Xiangyang District, Jiamusi, Heilongjiang

Stock Purchase Agreement

Appendix 1

RECEIPT IN FULL

FOR VALUE RECEIVED, the undersigned acknowledges receipt of Five Million (Chinese Yuan) ¥5,000,000 from Liu Yubao as full payment of the purchase of Five Million 5,000,000 shares of Ionix Technology, Inc.

Signed this ___ day of April 2017

By:

Ben Wong

Stock Purchase Agreement